EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2005 (the "Report") by Intervest Mortgage Corporation (the "Company"), the undersigned, as the principal executive and principal financial officer of the Company, hereby certifies pursuant to 18 U.S.C. Sec1350, as adopted pursuant to Sec906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Lowell S. Dansker
-------------------------------
Lowell S. Dansker, President
(Principal Executive and Financial Officer)

February 23, 2006



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.